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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by refernce in this Registration Statement on Form S-8 to register 1,400,000 shares of common stock of ABIOMED, Inc. of our report dated August 27, 2002 relating to the financial statements of ABIOMED, Inc., which appears in ABIOMED, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 13, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS